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                                                                   EXHIBIT 99.1


               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of PRG-Schultz International, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John M. Cook, Chairman of the Board and Chief Executive Officer of the Company and I, Donald E. Ellis, Jr., Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned's knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 13, 2003                       By: /s/ JOHN M. COOK
                                      ----------------------------------------
                                                 John M. Cook.
                                          Chairman of the Board and Chief
                                               Executive Officer
                                          (Principal Executive Officer)


May 13, 2003                       By: /s/ DONALD E. ELLIS, JR.
                                      ----------------------------------------
                                                Donald E. Ellis, Jr.
                                          Executive Vice President-Finance,
                                            Chief Financial Officer and
                                                    Treasurer
                                            (Principal Financial Officer)